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                                                                    EXHIBIT 23.5


                   CONSENT OF COLLIER, SHANNON, RILL & SCOTT

    We know that we are referred to under the heading "Legal Matters" in the Prospectus forming a part of the Registration Statement of Conversion Technologies International, Inc. on Form S-4, and we hereby consent to such use of our name in the Registration Statement.


DATED: March 31, 1997                     COLLIER, SHANNON, RILL & SCOTT, PLLC
                                          By: /S/ JOHN L. WITTENBORN
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